Registration No. 333-183128

Registration No. 333-177830

Registration No. 333-167171

Registration No. 333-159165

Registration No. 333-150850

Registration No. 333-145436

Registration No. 333-136505

Registration No. 333-46894

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

sTec, Inc.

(Exact name of registrant as specified in its charter)

California	33-0399154
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3001 Daimler Street

Santa Ana, California 92705-5812

(Address of principal executive offices)

sTec, Inc. 2010 Incentive Award Plan

sTec, Inc. 2000 Stock Incentive Plan

(Full title of the plan)

Michael C. Ray

Secretary

3001 Daimler Street

Santa Ana, California 92705-5812

(949) 476-1180

(Name, address and telephone number of agent for service)

Copies to:

Steve L. Camahort, Esq.

Shearman & Sterling LLP

Four Embarcadero Center, Suite 3800

San Francisco, CA 94111

(415) 616-1100

EXPLANATORY NOTE

sTec, Inc. 2010 Incentive Award Plan

sTec, Inc. (the “Registrant”) is filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to deregister certain of the securities previously registered for issuance under the sTec, Inc. 2010 Incentive Award Plan (the “2010 Plan”) by the Registrant pursuant to Registration Statements on Form S-8 (Registration Nos. 333-183128, 333-177830 and 333-167171), filed with the Securities and Exchange Commission on August 7, 2012, November 11, 2011 and May 28, 2010, respectively (collectively, the “2010 Plan Registration Statements”). The 2010 Plan Registration Statements, in aggregate, have registered 9,100,000 shares of common stock of the Registrant under the 2010 Plan. The 2010 Plan Registration Statements are hereby amended to deregister all shares of common stock of the Registrant that were previously registered and that remain unissued under the 2010 Plan. After giving effect to this Amendment, there will be no remaining registered shares of common stock available for issuance under the 2010 Plan.

sTec, Inc. 2000 Stock Incentive Plan

The Registrant is filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to deregister certain of the securities previously registered for issuance under the sTec, Inc. 2000 Stock Incentive Plan (the “2000 Plan”) by the Registrant pursuant to the following Registration Statements on Form S-8: (i) Form S-8 filed on May 12, 2009 (Registration No. 333-159165), (ii) Form S-8 filed on May 12, 2008 (Registration No. 333-150850), (iii) Form S-8 filed on August 14, 2007 (Registration No. 333-145436), (iv) Form S-8 filed on August 11, 2006 (Registration No. 333-136505) and (v) Form S-8 filed September 29, 2000 (Registration No. 333-46894), (collectively, the “2000 Plan Registration Statements”). The 2000 Plan Registration Statements, in aggregate, have registered 14,736,379 shares of common stock of the Registrant under the 2000 Plan. The 2000 Plan Registration Statements are hereby amended to deregister all shares of common stock of the Registrant that were previously registered and that remain unissued under the 2000 Plan. After giving effect to this Amendment, there will be 8,391,898 remaining registered shares of common stock available for issuance under the 2000 Plan.

SIGNATURES

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California on September 12, 2013.

sTec, Inc.

By:	/s/ Michael C. Ray

Name:	Michael C. Ray
Title:	Secretary

Note: No other person is required to sign this post-effective amendment to the Registration Statement on Form S-8 in reliance on Rule 478 of the Securities Act of 1933, as amended.

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